Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the Quarterly Report of TransTech Services Partners Inc. (the “Company”) on Form I0-Q for the quarter ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge:

(I) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period certified.

Signed on this 14th day of August, 2007

By:	/s/ Suresh Rajpal
Name: Suresh Rajpal
Title: Chief Executive Officer